Exhibit 10.1

Execution Version

Modine Manufacturing Company

$50,000,000 5.68% Senior Notes, Series A, due December 7, 2017

$25,000,000 5.68% Senior Notes, Series B, due December 7, 2018

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Note Purchase Agreement

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Dated as of December 7, 2006

Table of Contents

(Not a part of the Agreement)

Section Heading Page

Section 1. Authorization of Notes

Section 2. Sale and Purchase of Notes

Section 2.1. Purchase and Sale of Notes
Section 2.2. Subsidiary Guaranties

Section 3. Closing

Section 4. Conditions to Closing

Section 4.1. Representations and Warranties
Section 4.2. Performance; No Default
Section 4.3. Compliance Certificates
Section 4.4. Opinions of Counsel
Section 4.5. Purchase Permitted by Applicable Law, Etc.
Section 4.6. Sale of Other Notes
Section 4.7. Payment of Special Counsel Fees
Section 4.8. Private Placement Numbers
Section 4.9. Changes in Corporate Structure
Section 4.10. Funding Instructions
Section 4.11. Proceedings and Documents

Section 5. Representations and Warranties of the Company

Section 5.1. Organization; Power and Authority
Section 5.2. Authorization, Etc
Section 5.3. Disclosure
Section 5.4. Organization and Ownership of Shares of Subsidiaries
Section 5.5. Financial Statements; Material Liabilities
Section 5.6. Compliance with Laws, Other Instruments, Etc
Section 5.7. Governmental Authorizations, Etc
Section 5.8. Litigation; Observance of Statutes and Orders
Section 5.9. Taxes
Section 5.10. Title to Property; Leases
Section 5.11. Licenses, Permits, Etc
Section 5.12. Compliance with ERISA
Section 5.13.  Private Offering by the Company
Section 5.14. Use of Proceeds; Margin Regulations
Section 5.15. Existing Debt
Section 5.16. Foreign Assets Control Regulations, Etc
Section 5.17. Status under Certain Statutes
Section 5.18. Notes Rank Pari Passu
Section 5.19. Environmental Matters
Section 5.20. Airedale North America, Inc. and Airedale Inc

Section 6. Representations of the Purchasers

Section 6.1. Purchase for Investment
Section 6.2. Accredited Investor
Section 6.3. Source of Funds

Section 7. Information as to the Company

Section 7.1. Financial and Business Information
Section 7.2. Officer’s Certificate
Section 7.3. Visitation

Section 8. Prepayment of the Notes

Section 8.1. Required Prepayments
Section 8.2. Optional Prepayments with Make-Whole Amount
Section 8.3. Allocation of Partial Prepayments
Section 8.4. Maturity; Surrender, Etc
Section 8.5. Purchase of Notes
Section 8.6. Make-Whole Amount
Section 8.7. Change in Control

Section 9. Affirmative Covenants

Section 9.1. Compliance with Law
Section 9.2. Insurance
Section 9.3. Maintenance of Properties
Section 9.4. Payment of Taxes
Section 9.5. Corporate Existence, Etc.
Section 9.6. Notes to Rank Pari Passu
Section 9.7. Books and Records
Section 9.8. Guaranty by Subsidiaries

Section 10. Negative Covenants

Section 10.1. Limitations on Consolidated Total Debt
Section 10.2. Limitations on Subsidiary Debt
Section 10.3.  Interest Expense Coverage Ratio
Section 10.4. Limitation on Liens
Section 10.5. Sale of Assets
Section 10.6. Mergers, Consolidations and Sales of Assets
Section 10.7. Transactions with Affiliates
Section 10.8. Line of Business
Section 10.9. Terrorism Sanctions Regulations
Section 10.10. Airedale Entities

Section 11. Events of Default

Section 12. Remedies on Default, Etc.

Section 12.1. Acceleration
Section 12.2. Other Remedies
Section 12.3. Rescission
Section 12.4. No Waivers or Election of Remedies, Expenses, Etc.

Section 13. Registration; Exchange; Substitution of Notes

Section 13.1. Registration of Notes
Section 13.2. Transfer and Exchange of Notes
Section 13.3. Replacement of Notes

Section 14. Payments on Notes

Section 14.1. Place of Payment
Section 14.2. Home Office Payment

Section 15. Expenses, Etc.

Section 15.1. Transaction Expenses
Section 15.2. Survival

Section 16. Survival of Representations and Warranties; Entire Agreement

Section 17. Amendment and Waiver

Section 17.1. Requirements
Section 17.2. Solicitation of Holders of Notes
Section 17.3. Binding Effect, Etc.
Section 17.4. Notes held by Company, Etc.

Section 18. Notices

Section 19. Reproduction of Documents

Section 20. Confidential Information

Section 21. Substitution of Purchaser

Section 22. Miscellaneous

Section 22.1. Successors and Assigns
Section 22.2. Payments Due on Non-Business Days
Section 22.3. Accounting Terms
Section 22.4. Severability
Section 22.5. Construction, Etc.
Section 22.6. Counterparts
Section 22.7. Governing Law
Section 22.8. Jurisdiction and Process; Waiver of Jury Trial

Signature

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Schedule A — Information Relating to Purchasers

Schedule B — Defined Terms

Schedule 5.3 — Disclosure Materials

Schedule 5.4 — Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5 — Financial Statements

Schedule 5.15 — Existing Debt

Exhibit 1-A	—	Form of 5.68% Senior Note, Series A, due December 7, 2017

Exhibit 1-B	—	Form of 5.68% Senior Note, Series B, due December 7, 2018

Exhibit 2.2(a)	—	Form of Subsidiary Guaranty

Exhibit 2.2(b)	—	Form of Intercreditor Agreement

Exhibit 4.4(a)(i)	—	Form of Opinion of Special Counsel for the Company

Exhibit 4.4(a)(ii)	—	Form of Opinion of General Counsel for the Company

Exhibit 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

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Modine Manufacturing Company
1500 DeKoven Avenue
Racine, Wisconsin 53403-2552

5.68% Senior Notes, Series A, due December 7, 2017
5.68% Senior Notes, Series B, due December 7, 2018

Dated as of December 7, 2006

To Each of the Purchasers Listed in
Schedule A Hereto:

Ladies and Gentlemen:

Modine Manufacturing Company, a Wisconsin corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

Section 1.	Authorization of Notes.

The Company will authorize the issue and sale of (i) $50,000,000 aggregate principal amount of its 5.68% Senior Notes, Series A, due December 7, 2017 (the “Series A Notes”) and (ii) $25,000,000 aggregate principal amount of its 5.68% Senior Notes, Series B, due December 7, 2018 (the “Series B Notes,” and together with the Series A Notes, are collectively the “Notes”, such term to include any such notes of either series issued in substitution therefor pursuant to Section 13). The Series A Notes and Series B Notes shall be substantially in the form set out in Exhibit 1-A and Exhibit 1-B, respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 2.	Sale and Purchase of Notes.

Section 2.1.Purchase and Sale of Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount and of the respective series specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2.Subsidiary Guaranties. (a) The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by Modine Delaware LLC, a Delaware limited liability company, Modine Climate Systems Inc., a Kentucky corporation, Thermacore International, Inc., a Pennsylvania corporation, Thermacore, Inc., a Pennsylvania corporation, Thermal Corp., a Delaware corporation, Modine, Inc., (formerly Modine Acquisition Corporation), a Delaware corporation, and Modine Jackson, Inc., a Delaware corporation (together with any additional Subsidiary who delivers a guaranty pursuant to Section 9.8, the “Subsidiary Guarantors”) pursuant to the guaranty agreement substantially in the form of Exhibit 2.2(a) attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the “Subsidiary Guaranty”).

(b)The enforcement of the rights and benefits in respect of the Subsidiary Guaranty and the allocation of proceeds thereof shall be subject to an intercreditor agreement substantially in the form of Exhibit 2.2(b) attached hereto and made a part hereof (as the same may be amended, modified, extended or renewed, the “Intercreditor Agreement”).

(c)The holders of the Notes acknowledge and agree that such holders will discharge and release any Subsidiary Guarantor from the Subsidiary Guaranty to which it is a party pursuant to the written request of the Company, provided that (i) such Subsidiary Guarantor has been released and discharged as an obligor and guarantor under and in respect of all Debt of the Company and the Company so certifies to the holders of the Notes in a certificate which accompanies such request for release and discharge, such release is hereby conditioned upon the Company’s agreement that if, for any reason whatsoever, such Subsidiary Guarantor thereafter becomes an obligor or guarantor under and in respect of any Debt of the Company, then the Company shall contemporaneously provide written notice thereof to the holders of the Notes accompanied by an executed Subsidiary Guaranty of such Subsidiary Guarantor, and (ii) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes to the effect that no Default or Event of Default exists.

(d)The Company agrees that it will not, nor will it permit any Subsidiary or Affiliate to, directly or indirectly, pay or cause to be paid any consideration or remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any creditor of the Company or of any Subsidiary Guarantor as consideration for or as an inducement to the entering into by any such creditor of any release or discharge of any Subsidiary Guarantor with respect to any liability of such Subsidiary Guarantor as an obligor or guarantor under or in respect of Debt of the Company, unless such consideration or remuneration is concurrently paid, on the same terms, ratably to the Noteholders of all of the Notes then outstanding.

Section 3.	Closing.

The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, at a closing (the “Closing”) on December 7, 2006 or on such other Business Day thereafter on or prior to December 8, 2006 as may be agreed upon by the Company and the Purchasers. At the Closing, the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to Account Name: Modine Manufacturing Company, Account Number: 24114794 at M&I Marshall & Ilsley Bank, Milwaukee, Wisconsin, ABA No.: 075000051 (Bank Contact Name: Gina Peter (414) 765-7945). If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4.	Conditions to Closing.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.Representations and Warranties. (a) The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

(b)The representations and warranties of each Subsidiary Guarantor in the Subsidiary Guaranty shall be correct when made and at the time of Closing.

Section 4.2.Performance; No Default. (a) The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

(b)Each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in the Subsidiary Guaranty required to be performed and complied with by it prior to or at the Closing, and after giving effect to the issue and sale of Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.

Section 4.3.Compliance Certificates.

(a)Company Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2(a) and 4.9 have been fulfilled.

(b)Subsidiary Guarantor Officer’s Certificate. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of an authorized officer, dated the date of the Closing, certifying that the conditions set forth in Section 4.1(b), 4.2(b) and 4.9 have been fulfilled.

(c)Company Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

(d)Subsidiary Guarantor Secretary’s Certificate. Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Subsidiary Guaranty.

Section 4.4.Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a)(i) from Quarles & Brady LLP, counsel for the Company and the Subsidiary Guarantors, and (ii) from Dean R. Zakos, Vice President, General Counsel and Secretary for the Company, each covering the matters set forth in Exhibit 4.4(a)(i) and Exhibit 4.4(a)(ii), respectively, and covering such other matters incident to the transactions contemplated hereby as such Purchaser or their counsel may reasonably request (and the Company hereby instructs their counsel to deliver such opinion to the Purchasers) and (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.Purchase Permitted by Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser, and each other Purchaser shall purchase, the Notes to be purchased by it at the Closing as specified in Schedule A.

Section 4.7.Payment of Special Counsel Fees.. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8.Private Placement Numbers. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for each series of Notes.

Section 4.9.Changes in Corporate Structure. Neither the Company nor any Subsidiary Guarantor shall have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10.Funding Instructions. At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11.Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5.	Representations and Warranties of the Company.

The Company represents and warrants to each Purchaser that:

Section 5.1.Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing or equivalent status under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing or equivalent status in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 5.2.Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.Disclosure. The Company, through its agent, JPMorgan Securities Inc., has delivered to each Purchaser a copy of a Private Placement Memorandum, dated November 2, 2006 (the “Memorandum”), relating to the transactions contemplated hereby. This Agreement, the Memorandum and the documents, certificates or other writings identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to November 14, 2006 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since March 31, 2006, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 5.4.Organization and Ownership of Shares of Subsidiaries. (a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

(b)All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable (subject to Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, to the extent applicable) and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

Section 5.5.Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6.Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Domestic Subsidiary or, to the knowledge of the Company, any Foreign Subsidiary.

Section 5.7.Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes (other than a filing of a Form 8-K with the SEC disclosing the Company’s entry into this Agreement).

Section 5.8.Litigation; Observance of Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(b)Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9.Taxes. The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended March 31, 2001.

Section 5.10.Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

(b)To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

Section 5.12.Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code or Section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $675,000 in the case of any single Plan and by more than $3,291,000 in the aggregate for all Plans. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in Section 3 of ERISA.

(c)The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)The expected post-retirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries is not Material.

(e)The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes, the Subsidiary Guaranty or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 32 other “accredited investors” (within the meaning of Rule 501(a) of Regulation D under the Securities Act) each of which has been offered the Notes and the Subsidiary Guaranty at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the issuance of the Subsidiary Guaranty to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction, to the extent, if any, that such laws are applicable.

Section 5.14.Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes as set forth in “The Offering and Use of Proceeds” section of the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.Existing Debt. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of September 26, 2006 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company or any Subsidiary, except as specifically indicated in Schedule 5.15.

Section 5.16.Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

(b)Neither the Company nor any Subsidiary is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order. The Company and its Subsidiaries are in compliance, in all Material respects, with the USA Patriot Act to the extent applicable.

(c)No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

Section 5.17.Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18.Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Notes rank at least pari passu in right of payment with all other unsecured Senior Debt (actual or contingent) of the Company, including, without limitation, all senior unsecured Debt of the Company described in Schedule 5.15 hereto.

Section 5.19.Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(c)Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect.

(d)All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 5.20.Airedale North America, Inc. and Airedale Inc. The respective Board of Directors and shareholders of Airedale North America, Inc., a Pennsylvania corporation and Airedale Inc., a Delaware corporation (individually, an “Airedale Entity,” and collectively the “Airedale Entities”) have authorized the dissolution of the Airedale Entities. The Airedale Entities are shell entities which are not, directly or indirectly, engaged in any business or operations of any kind, do not hold any assets or properties and do not generate any income or revenues.

Section 6.	Representations of the Purchasers.

Section 6.1.Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof; provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2.Accredited Investor. Each Purchaser represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”).

Section 6.3.Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed ten percent (10%) of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1, or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as have been disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or more interest in the Company and no person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 20% or more interest in the Company (or less than 20% but greater than 10%, if such person exercises control over the management or policies of the Company by reason of its ownership interest) and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

(e)the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)the Source is a governmental plan; or

(g)the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.3, the terms “employee benefit plan”, “governmental plan”, “party in interest” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.	Information as to the Company.

Section 7.1.Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

(a)Quarterly Statements— within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

(i)a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments; provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a); provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.modine.com) and shall have given each Purchaser prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

(b)Annual Statements— within 120 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of,

(i)a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

(ii)consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b); provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof;

(c)SEC and Other Reports— promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability or to its public securities holders generally) and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC; provided, further, that the Company shall be deemed to have made such delivery of such other reports if it shall have timely made Electronic Delivery thereof;

(d)Notice of Default or Event of Default— promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)ERISA Matters— promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)with respect to any Plan, any reportable event, as defined in Section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

(f)Requested Information— with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

Section 7.2.Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

(a)Covenant Compliance— the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.5, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

(b)Event of Default— a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3.Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

(a)No Default— if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and, with the consent of the Company (which consent will not be unreasonably withheld), to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)Default— if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 8.	Prepayment of the Notes.

Section 8.1.Required Prepayments. No regularly scheduled prepayment of the principal of the Series A Notes or the Series B Notes is required prior to the final maturity date thereof.

Section 8.2.Optional Prepayments with Make-Whole Amount. (a) The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Series A Notes, in an amount not less than 10% of the aggregate principal amount of the Series A Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Series A Notes written notice of each optional prepayment under this Section 8.2(a) not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Series A Notes to be prepaid on such date, the principal amount of each Series A Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Series A Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

(b) The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Series B Notes, in an amount not less than 10% of the aggregate principal amount of the Series B Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Series B Notes written notice of each optional prepayment under this Section 8.2(b) not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Series B Notes to be prepaid on such date, the principal amount of each Series B Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Series B Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3.Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes of either series pursuant to Section 8.2, the principal amount of the Notes of such series to be prepaid shall be allocated among all of the Notes of such series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All partial prepayments made pursuant to Section 8.7 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

Section 8.4.Maturity; Surrender, Etc;. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 10% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.Make-Whole Amount. The term “Make-Whole Amount” means, with respect to any Note of either series, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note of such series over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note of either series, the principal of such Note of such series that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1 on Bloomberg Financial Markets (“Bloomberg”) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

If the Required Holders of the Notes agree on a calculation of the Make-Whole Amount that differs from the calculation furnished by the Company, the calculation of the Required Holders shall be conclusively deemed correct absent manifest error.

Section 8.7.Change in Control.

(a)Conditions to Company Action. The Company will not take any action that consummates or finalizes a Change in Control unless at least twenty (20) Business Days prior to such action the Company shall have given to each holder of Notes written notice containing and constituting an offer to prepay such Notes as described in Section 8.7(b), accompanied by the certificate described in Section 8.7(f), and subject to the provisions of clause (c) of this Section 8.7, contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.7.

(b)Offer to Prepay Notes. The offer to prepay the Notes contemplated by paragraph (a) of this Section 8.7 shall be an offer to prepay by the Company, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”) which shall be the effective date of the Change in Control.

(c)Acceptance. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance to be delivered to the Company at least seven (7) Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(d)Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of the Notes together with accrued and unpaid interest thereon but without any Make-Whole Amount. The prepayment shall be made on the Proposed Prepayment Date except as provided in Section 8.7(e). The obligation of the Company to prepay the Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (c) of this Section 8.7 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made.

(e)Deferral Pending Change in Control. In the event that such Change in Control does not occur on the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control shall be deemed rescinded).

(f)Officer’s Certificate. Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of Section 8.7(a) have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

(g)Certain Definitions.  “Change in Control” shall be deemed to have occurred if any Person or group of Persons acting in concert directly or indirectly acquires more than 50% of the voting rights or shares of the Company. For the purposes hereof, “group of Persons acting in concert” means, Persons who, pursuant to a formal agreement, actively co-operate, through the acquisition by any of them, either directly or indirectly, of shares in the Company, to obtain or consolidate control of the Company.

Section 9.	Affirmative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

Section 9.1.Compliance with Law. Without limiting Section 10.9, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 9.2.Insurance. The Company will, and will cause each of its Subsidiaries to (either in the name of the Company or in such Subsidiary’s own name), maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.4.Payment of Taxes. The Company will, and will cause each of its Subsidiaries to, file all income or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent; provided that neither the Company nor any Subsidiary need pay any such tax or assessment if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments and claims in the aggregate would not reasonably be expected to have a Material Adverse Effect.

Section 9.5.Corporate Existence, Etc. Subject to Section 10.6, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.5 and 10.6, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6.Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall rank at least pari passu in right of payment with all other present and future unsecured Senior Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company.

Section 9.7.Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company, or such Subsidiary, as the case may be.

Section 9.8.Guaranty by Subsidiaries. The Company will cause each Subsidiary which delivers a Guaranty to any Person in respect of Debt of the Company outstanding under any of the Credit Agreement, the Shelf Note Purchase Agreement or the 2005 Note Purchase Agreement (subject to compliance with Section 10.10, excluding the Airedale Entities) to concurrently enter into a Subsidiary Guaranty, and within three Business Days thereafter will deliver to each of the holders of the Notes the following items:

(a)an executed counterpart of such Subsidiary Guaranty or joinder agreement in respect of an existing Subsidiary Guaranty, as appropriate; and

(b)such other documents, opinions and information as the Required Holders reasonably may require regarding such Subsidiary and the enforceability of such Subsidiary Guaranty.

Section 10.	Negative Covenants.

The Company covenants that so long as any of the Notes are outstanding:

Section 10.1.Limitations on Consolidated Total Debt. The Company will not permit as of the last day of each fiscal quarter the ratio of (a) Consolidated Total Debt to (b) Consolidated EBITDA for the four consecutive fiscal quarters then most recently ended, to exceed 3.25 to 1.0.

Section 10.2.Limitations on Subsidiary Debt. The Company will not at any time permit any Subsidiary (including, in the case of any Qualified Receivables Transaction, any Person to whom any accounts or notes receivable and rights related thereto have been sold, conveyed or transferred) to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Debt other than:

(a)Debt of a Subsidiary owed to the Company or a Wholly-Owned Subsidiary;

(b)Debt of Subsidiaries outstanding as of the date hereof and described on Schedule 5.15 hereto, provided that such Debt may be extended, renewed, refunded or refinanced (without increase in principal amount) without regard to the limitations on this Section 10.2;

(c)Debt of a Subsidiary outstanding at the time such Person becomes a Subsidiary provided that (i) such Debt shall not have been incurred in contemplation of the Person becoming a Subsidiary, (ii) at the time of such acquisition and after giving effect thereto, no Default or Event of Default shall exist, and provided further that such Debt may not be extended, renewed or refunded except as otherwise permitted by this Agreement;

(d)Debt consisting of unsecured Guaranties of Subsidiary Guarantors of Debt of the Company or another Subsidiary;

(e)Receivables Transaction Attributable Indebtedness in connection with Qualified Receivables Transactions; and

(f)Debt of a Subsidiary in addition to that otherwise permitted by the foregoing provisions of this Section 10.2, provided that the sum (without duplication) of (i) the total amount of all Debt incurred pursuant to this clause (f), plus (ii) Consolidated Total Debt of the Company secured by Liens permitted by Section 10.4(k), would not in the aggregate at any time exceed the greater of (1) $100,000,000 or (2) 20% of Consolidated Net Worth.

Section 10.3. Interest Expense Coverage Ratio. The Company will not permit, at any time, the ratio of (a) Consolidated EBIT for the period of four consecutive fiscal quarters then most recently ended to (b) Consolidated Interest Expense for the period of four consecutive fiscal quarters then most recently ended to be less than 2.50 to 1.00.

Section 10.4.Limitation on Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to documentation reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

(a)Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen; provided that payment thereof is not at the time required by Section 9.4;

(b)Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker’s compensation, unemployment insurance and other like laws, warehousemen’s and attorneys’ liens and statutory landlords’ liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Lien of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money; provided that (i) any such Lien secures only amounts not due and payable or the payment of which is being contested in good faith by appropriate actions or proceedings and (ii) any such Lien does not materially impair the business of the Company and its Subsidiaries taken as a whole or the value of the related property for the purposes of such business;

(c)any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

(d)Liens existing as of the date of Closing and described on Schedule 5.15 hereto;

(e)survey exceptions or minor encumbrances, leases or subleases granted to others, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, (i) which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and (ii) which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries taken as a whole or the value of such properties;

(f)Liens created or incurred after the date of the Closing given to secure the payment of the purchase price incurred in connection with the acquisition or purchase or the cost of construction of property or of assets useful and intended to be used in carrying on the business of the Company or a Subsidiary, including Liens existing on such property or assets at the time of acquisition thereof or at the time of completion of construction, as the case may be, whether or not such existing Liens were given to secure the payment of the acquisition or purchase price or cost of construction, as the case may be, of the property or assets to which they attach; provided that (i) the Lien shall attach solely to the property or assets acquired, purchased or constructed, (ii) such Lien shall have been created or incurred within 180 days of the date of acquisition or purchase or completion of construction, as the case may be, (iii) at the time of acquisition or purchase or of completion of construction of such property or assets, the aggregate amount remaining unpaid on all Debt secured by Liens on such property or assets, whether or not assumed by the Company or a Subsidiary, shall not exceed an amount equal to 100% of the lesser of the total purchase price or fair market value at the time of acquisition or purchase (as determined by a Responsible Officer of the Company) or the cost of construction on the date of completion thereof, (iv) Debt secured by any such Lien shall have been created or incurred within the applicable limitations provided in Sections 10.1 and 10.2, and (v) at the time of creation, issuance, assumption, guarantee or incurrence of the Debt secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Event of Default would exist;

(g)any Lien existing on property or assets of a corporation at the time such corporation is consolidated with or merged into the Company or a Subsidiary or becomes a Subsidiary, or any Lien existing on any property or assets acquired by the Company or any Subsidiary at the time such property or assets are so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) each such Lien shall extend solely to the property or assets so acquired, (ii) any Debt secured by any such Lien shall have been created or incurred within the applicable limitations provided in Sections 10.1 and 10.2, and (iii) at the time of creation, issuance, assumption, guarantee or incurrence of the Debt secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Event of Default would exist;

(h)any extension, renewal or refunding of any Lien permitted by any of the preceding clauses (d), (f) or (g) of this Section 10.4 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Debt secured thereby; provided that (i) such extension, renewal or refunding of Debt shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (ii) such Lien shall attach solely to the same such property, and (iii) at the time of such extension, renewal or refunding and after giving effect thereto, no Event of Default would exist;

(i)Liens securing Debt of a Subsidiary to the Company or a Wholly-owned Subsidiary;

(j)Liens incurred in connection with any transfer of an interest in accounts or notes receivable or related assets as part of a Qualified Receivables Transaction: and

(k)Liens created or incurred after the date of the Closing given to secure Debt of the Company in addition to the Liens permitted by the preceding clauses (a) through (j) hereof; provided that (i) the aggregate amount of all Debt secured by such Liens shall not exceed the greater of (1) $100,000,000 or (2) 20% of Consolidated Net Worth and, in all events, shall have been incurred within the applicable limitations provided in Sections 10.1 and 10.2 and (ii) at the time of creation, issuance, assumption, guarantee or incurrence of the Debt secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Event of Default would exist.

Section 10.5.Sale of Assets. The Company will not, and will not permit any Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets including, without limitation, pursuant to any Sale and Leaseback Transaction (except assets sold in the ordinary course of business for fair market value and except as provided in Section 10.6(c)); provided that the foregoing restrictions do not apply to:

(a)the sale, lease, transfer or other disposition of assets of a Subsidiary to the Company or a Wholly-owned Subsidiary; or

(b)the sale or transfer of interests in accounts, notes receivable and related assets as part of a Qualified Receivables Transaction, provided that (i) the sale is for fair value (as determined by a Responsible Officer of the Company) and is in the best interests of the Company and (ii) at the time of such sale or transfer and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; or

(c)the sale of assets for cash or other property to a Person or Persons other than an Affiliate if all of the following conditions are met:

(i)such assets (valued at net book value) do not, together with all other assets of the Company and its Subsidiaries previously disposed of during the most recently ended period of twelve consecutive calendar months (excluding, in all events, the Aftermarket Disposition and dispositions made in the ordinary course of business), exceed 15% of Consolidated Total Assets, determined as of the end of the immediately preceding fiscal year; and

(ii)in the opinion of a Responsible Officer of the Company, the sale is for fair value and is in the best interests of the Company; and

(iii)immediately before and immediately after the consummation of the transaction and after giving effect thereto, no Event of Default would exist;

provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within 12 months of the date of sale of such assets to either (A) the acquisition of assets useful and intended to be used in the operation of the business of the Company and its Subsidiaries as described in Section 10.8 and having a fair market value (as determined by a Responsible Officer of the Company) at least equal to that of the assets so disposed of or (B) the prepayment at any applicable prepayment premium, on a pro rata basis, of Senior Debt of the Company. It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be prepaid as and to the extent provided in Section 8.2 (it being understood and agreed that with respect to the Notes, notwithstanding the terms and provisions of Section 8.2, an offer of prepayment pursuant to this Section 10.5 of the Notes shall be at 100% of the principal amount thereof, together with interest accrued and unpaid thereon to the date of such prepayment, on a pro rata basis).

Without limiting the foregoing, the Company agrees that:

(x)the timing and manner of any offer of prepayment to the holders of the Notes shall be in the manner contemplated by Section 8.2; provided that any such prepayment of the Notes pursuant to this Section 10.5 may be in an amount less than 10% of the aggregate principal amount of the Notes then outstanding and shall only be at 100% of the principal amount thereof, together with interest accrued and unpaid thereon to the date of such prepayment, and in no event with a Make-Whole Amount or other premium;

(y)any holder of the Notes may decline any offer of prepayment pursuant to the foregoing clause (B); and

(z)if such offer is so accepted, the proceeds so offered towards the prepayment of the Notes and accepted shall be prepaid and applied in the manner provided in Section 8.2, excepting only that such prepayment shall be at 100% of the principal amount thereof, together with interest accrued and unpaid thereon to the date of such prepayment, without payment of Make-Whole Amount or other premium.

To the extent that any holder of the Notes declines or is deemed to have declined such offer of prepayment, the Company may use the remaining amount of such prepayment so declined for general corporate purposes.

Section 10.6.Mergers, Consolidations and Sales of Assets. The Company will not, and will not permit any Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

(a)any Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Subsidiary so long as in (i) any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation and (ii) in any merger or consolidation involving a Wholly-owned Subsidiary (and not the Company), the Wholly-owned Subsidiary shall be the surviving or continuing corporation or limited liability company;

(b)the Company may consolidate or merge with or into any other corporation if (i) the corporation or limited liability company which results from such consolidation or merger (the “surviving corporation”) is a solvent entity organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, (iii) each Subsidiary Guarantor confirms in writing its obligations under the Subsidiary Guaranty, (iv) at the time of such consolidation or merger and immediately after giving effect thereto, no Default or Event of Default would exist and (v) at the time of such consolidation or merger and immediately after giving effect thereto, the surviving corporation shall be in compliance with Sections 10.1 and 10.3 hereof (treating, for purposes of determining compliance with Sections 10.1 and 10.3, such transaction as having been consummated on the last day of the immediately preceding fiscal quarter);

(c)the Company may sell or otherwise dispose of all or substantially all of its assets in a single transaction or series of transactions to any Person for consideration which represents the fair market value of such assets (as determined by a Responsible Officer of the Company) at the time of such sale or other disposition if (i) the acquiring Person is a corporation organized under the laws of any state of the United States or the District of Columbia (the “acquiring corporation”), (ii) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the acquiring corporation and the acquiring corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, (iii) each Subsidiary Guarantor confirms in writing its obligations under the Subsidiary Guaranty, (iv) at the time of such sale or disposition and immediately after giving effect thereto, no Default or Event of Default would exist and (v) at the time of sale or disposition and immediately after giving effect thereto, the acquiring corporation, shall be in compliance with Sections 10.1 and 10.3 hereof (treating, for purposes of determining compliance with Sections 10.1 and 10.3, such transaction as having been consummated on the last day of the immediately preceding fiscal quarter).

Section 10.7.Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except (a) in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate; and (b) transactions between the Company or any Subsidiary, on the one hand, and any Subsidiary or other special purpose entity created to engage solely in a Qualified Receivables Transaction.

Section 10.8.Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum.

Section 10.9.Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) knowingly engage in any dealings or transactions with any such Person in violation of applicable Laws.

Section 10.10.Airedale Entities. The Company will not permit at any time either of the Airedale Entities to, directly or indirectly, engage in business or operations of any kind or to acquire, own or otherwise hold any assets or properties or generate any income, or revenues. The corporate existence of each of the Airedale Entities will be dissolved and terminated as soon as practicable.

Section 11.	Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)the Company defaults in the performance of or compliance with any term contained in Section 7.1(d) or Sections 10.1 through 10.5 or Section 10.10; or

(d)the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)any representation or warranty made in writing by or on behalf of the Company or any Subsidiary Guarantor or by any officer of the Company or any Subsidiary Guarantor in this Agreement, in the Subsidiary Guaranty or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(f)(i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $20,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $20,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(g)the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)a final judgment or judgments for the payment of money aggregating in excess of $20,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

(j)if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA Section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of Section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $20,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or

(k)any Subsidiary Guaranty shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority that such Subsidiary Guaranty is invalid, void or unenforceable or any Subsidiary Guarantor which is a party to such Subsidiary Guaranty shall contest or deny in writing the validity or enforceability of any of its obligations under such Subsidiary Guaranty, but excluding any Subsidiary Guaranty which ceases to be in full force and effect in accordance with and by reason of the express provisions of Section 2.2(c).

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 12.	Remedies on Default, Etc.

Section 12.1.Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)If any other Event of Default has occurred and is continuing, any holder or holders of not less than 51% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13.	Registration; Exchange; Substitution of Notes.

Section 13.1.Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) of the same series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1-A or 1-B, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3.Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.	Payments on Notes.

Section 14.1.Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made at the principal office of the Company in Racine, Wisconsin. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. The Company will make such payments in immediately available funds, no later than 11:00 a.m. New York, New York time on the date due. If for any reason whatsoever the Company does not make any such payment by such 11:00 a.m. transmittal time, such payment shall be deemed to have been made on the next following Business Day and such payment shall bear interest at the Default Rate set forth in the Note. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 15.	Expenses, Etc.

Section 15.1.Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Notes, the Subsidiary Guaranty or the Intercreditor Agreement (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes, the Subsidiary Guaranty or the Intercreditor Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes, the Subsidiary Guaranty or the Intercreditor Agreement, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and the Subsidiary Guaranty, and (c) all costs and expenses of CT Corporation incurred pursuant to Section 22.8 hereofand (d) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO of the NAIC, provided, that such costs and expenses under this clause (d) shall not exceed $3,000 per series. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

Section 15.2.Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes, the Subsidiary Guaranty or the Intercreditor Agreement, and the termination of this Agreement.

Section 16.	Survival of Representations and Warranties; Entire Agreement .

All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and the Subsidiary Guaranty, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company or any Subsidiary Guarantor pursuant to this Agreement or the Subsidiary Guaranty shall be deemed representations and warranties of the Company under this Agreement or the Subsidiary Guaranty, as the case may be. Subject to the preceding sentence, this Agreement, the Notes and the Subsidiary Guaranty embody the entire agreement and understanding among each Purchaser, the Company and the Subsidiary Guarantors and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.	Amendment and Waiver.

Section 17.1.Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Section 8, 11(a), 11(b), 12, 17 or 20. The Subsidiary Guaranty and the Intercreditor Agreement may be amended, and the observance of any term thereof may be waived, in accordance with the terms thereof.

Section 17.2.Solicitation of Holders of Notes.

(a)Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, of the Notes or of the Subsidiary Guaranty. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof, of the Notes, the Subsidiary Guaranty or the Intercreditor Agreement unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

Section 17.3.Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4.Notes held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Notes, the Subsidiary Guaranty or the Intercreditor Agreement, or have directed the taking of any action provided herein, in the Notes, the Subsidiary Guaranty or the Intercreditor Agreement to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18.	Notices.

All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

(i)if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, with a copy at the same address to the attention of the Company’s General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19.	Reproduction of Documents.

This Agreement and the Subsidiary Guaranty and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.	Confidential Information.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary; provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser; provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

Section 21.	Substitution of Purchaser.

Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21) shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21) shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22.	Miscellaneous.

Section 22.1.Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2.Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

Section 22.3.Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP and (ii) all financial statements shall be prepared in accordance with GAAP.

Section 22.4.Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.5.Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.6.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.7.Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.8.Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any Illinois State or federal court sitting in Chicago, Illinois, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)The Company consents to process being served by or on behalf of any holder of a Note in any suit, action or proceeding of the nature referred to in Section 22.8(a) by delivering a copy thereof in the manner for delivery of notices specified in Section 18, to CT Corporation, with an office on the date hereof at 208 South LaSalle Street, Chicago, Illinois 60604, as its agent for the purpose of accepting service of any process within the State of Illinois. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service. The Company shall pay all costs and expenses of CT Corporation in connection herewith.

(c)Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

*     *     *     *     *

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Modine Manufacturing Company Note Purchase Agreement

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

Modine Manufacturing Company

By  /s/Bradley C. Richardson
Name: Bradley C. Richardson
Title:Executive Vice President, Finance and Chief Financial Officer

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Modine Manufacturing Company Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

The Prudential Insurance Company of America

By  /s/Dianna C. Carr
Name:  Dianna C. Carr
Title: Vice President

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Modine Manufacturing Company Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

Gibraltar Life Insurance Co., Ltd.
The Prudential Life Insurance Company, Ltd.

By: Prudential Investment Management (Japan), Inc., as Investment Manager

By: Prudential Investment Management, Inc., as Sub-Adviser

        By  /s/Dianna C. Carr
Name:  Dianna C. Carr
Title: Vice President

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Modine Manufacturing Company Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

Zurich American Insurance Company
Security Benefit Life Insurance Company, Inc.
Time Insurance Company
American Memorial Life Insurance Company
American Bankers Insurance Company of Florida, Inc.
Union Security Insurance Company
American Security Insurance Company

By: Prudential Private Placement Investors, L.P. (as Investment Advisor)

By: Prudential Private Placement Investors, Inc. (as its General Partner)

        By  /s/Dianna C. Carr
Name:  Dianna C. Carr
Title: Vice President

Modine Manufacturing Company Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

Prudential Retirement Insurance and Annuity Company

By: Prudential Investment Management, Inc., as investment manager

        By  /s/Dianna C. Carr
Name:  Dianna C. Carr
Title: Vice President

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Modine Manufacturing Company Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

Teachers Insurance and Annuity Association of America

By  /s/Ho Young Lee
Name:  Ho Young Lee
Title:  Director

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Modine Manufacturing Company Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

Country Life Insurance Company

By /s/John Jacobs
Name:  John Jacobs
Title:  Director-Fixed Income

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Modine Manufacturing Company Note Purchase Agreement

This Agreement is hereby accepted and agreed to as of the date thereof.

Standard Insurance Company

By  /s/Julie Grandstaff
Name:  Julie Grandstaff
Title:  Assistant Vice President

Modine Manufacturing Company Note Purchase Agreement

Information Relating to Purchasers

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
The Prudential Insurance Company of America c/o Prudential Capital Group Two Prudential Plaza 180 North Stetson, Suite 5600 Chicago, IL 60601-6716 Attention: Managing Director	$5,500,000 Series A

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Account Name: The Prudential - Privest Portfolio
Account No.: P86189 (please do not include spaces)
JPMorgan Chase Bank
New York, New York
ABA No.: 021-000-021

Each such wire transfer shall set forth the name of the Company, a reference to “5.68% Senior Notes, Series A, due December 7, 2017, Security No. INV07211, PPN 607828 C* 9,” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

All notices with respect to payments, and written confirmation of each such payment, to be addressed to:

The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, New Jersey 07102-4077
Attention: Manager, Billings and Collections

Recipient of telephonic prepayment notices:

Manager, Trade Management Group
Telephone: (973) 367-3141
Facsimile: (888) 889-3832

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 22-1211670

Securities to be delivered to:

Prudential Capital Group
Two Prudential Plaza
180 North Stetson, Suite 5600
Chicago, IL 60601-6716
Attention: Armando M. Gamboa, Esq.
Telephone: (312) 540-4203

A-

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
Gibraltar Life Insurance Co., Ltd.
Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
Two Prudential Plaza
180 North Stetson, Suite 5600
Chicago, Illinois 60601-6716
Attention: Managing Director
$5,500,000 Series A

Payments

All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, NY
ABA No.: 021-000-021
Account No.: P86246 (please do not include spaces)
Account Name: Gibraltar Private

Each such wire transfer shall set forth the name of the Company, a reference to “5.68% Senior Notes, Series A, due December 7, 2017, Security No. INV07211, PPN  607828 C* 9,” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

All payments, other than, principal, interest or Make-Whole Amount on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, NY
ABA No.: 021-000-021
Account No.: 304199036
Account Name: Prudential International Insurance Service Company

Each such wire transfer shall set forth the name of the Company, a reference to “5.68% Senior Notes, Series A, due December 7, 2017, Security No. INV07211, PPN 607828 C* 9,” and the due date and application (e.g., type of fee) of the payment being made.

Address for all notices relating to payments:

The Gibraltar Life Insurance Co., Ltd.
2-13-10, Nagatacho
Chiyoda-ku, Tokyo 100-8953, Japan
Telephone: 81-3-5501-6680
Facsimile: 81-3-5501-6432
E-mail: Yoshiki.saito@gib-life.co.jp

Attention: Yoshiki Saito
Vice President of Investment Operations Team

Address for all other communications and notices addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 98-0408643

Securities to be delivered to:

Prudential Capital Group
Two Prudential Plaza
180 North Stetson, Suite 5600
Chicago, IL 60601-6716
Attention: Armando M. Gamboa, Esq.
Telephone: (312) 540-4203

A-

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
The Prudential Life Insurance Company, Ltd.
Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
Two Prudential Plaza
180 North Stetson, Suite 5600
Chicago, Illinois 60601-6716
Attention: Managing Director
$11,500,000 Series B

Payments

All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, NY
ABA No.: 021-000-021
Account No.: P86291 (please do not include spaces)
Account Name: The Prudential Life Insurance Company, Ltd.

Each such wire transfer shall set forth the name of the Company, a reference to “5.68% Senior Notes, Series B, due December 7, 2018, Security No. INV07211, PPN 607828 C@ 7,” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

All payments, other than, principal, interest or Make-Whole Amount on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, NY
ABA No.: 021-000-021
Account No.: 304199036
Account Name: Prudential International Insurance Service Company

Each such wire transfer shall set forth the name of the Company, a reference to “5.68% Senior Notes, Series B, due December 7, 2018, Security No. INV07211, PPN 607828 C@ 7,” and the due date and application (e.g., type of fee) of the payment being made.

Address for all notices relating to payments:

The Prudential Life Insurance Co., Ltd.
2-13-10, Nagatacho
Chiyoda-ku, Tokyo 100-0014, Japan
Telephone: 81-3-5501-5190
Facsimile: 81-3-5501-5037
E-mail: osamu.egi@prudential.com

Attention: Osamu Egi
Team Leader of Financial Reporting Team

Address for all other communications and notices addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 98-0433392

Securities to be delivered to:

Prudential Capital Group
Two Prudential Plaza
180 North Stetson, Suite 5600
Chicago, IL 60601-6716
Attention: Armando M. Gamboa, Esq.
Telephone: (312) 540-4203

A-

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
Zurich American Insurance Company
Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
Two Prudential Plaza
180 North Stetson, Suite 5600
Chicago, Illinois 60601-6716
Attention: Managing Director
$3,200,000 Series B

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Hare & Co.
c/o The Bank of New York
ABA No.: 021-000-018
BNF: IOC566
Attn: William Cashman
Ref: ZAIC Private Placements #399141

Each such wire transfer shall set forth the name of the Company, a reference to “5.68% Senior Notes, Series B, due December 7, 2018, PPN 607828 C@ 7,” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

All notices with respect to payments, and written confirmation of each such payment, to be addressed to:

Zurich North America
Attn: Treasury T1-19
1400 American Lane
Schaumburg, IL 60196-1056

Contact : Mary Fran Callahan, Vice President-Treasurer
Telephone: (847) 605-6447
Facsimile: (847) 605-7895
E-mail: mary.callahan@zurichna.com

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: Hare & Co.

Taxpayer I.D. Number: 13-6062916

Securities to be delivered to:

Bank of New York
Window A
One Wall Street, 3rd Floor
New York, NY 10286
Reference: Zurich American Insurance Co. - Private Placements;
Account Number #399141

With a copy of the Notes to:

Prudential Capital Group
Gateway Center 4
100 Mulberry, 7th Floor
Newark, NJ 07102
Attention: Trade Management, Manager
Telephone: (973) 367-3141

A-

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
Security Benefit Life Insurance Company, Inc.
Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
Two Prudential Plaza
180 North Stetson, Suite 5600
Chicago, Illinois 60601-6716
Attention: Managing Director
$3,050,000 Series B

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

UMB Bank N.A.
ABA No.: 101000695
Account Name: Trust Operations
Account No.: 9870161974
Reference: Security Benefit Life Ins. Co. Acct. #126139.1

Each such wire transfer shall set forth the name of the Company, a reference to “5.68% Senior Notes, Series B, due December 7, 2018, PPN 607828 C@ 7,” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

All notices of payments and written confirmations of such wire transfers:

UMB Bank
928 Grand Blvd., 10th Floor
Kansas City, MO 64106
Attention: Mike Ortiz

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: UMBTRU&CO

Taxpayer I.D. Number: 43-6295832

A-

Securities to be delivered to:

United Missouri Bank
DTC/NY WINDOW
Account: 2450 UMB Bank
FFC: Security Benefit-Private Placement, Account Number 690308200
55 Water Street
Concourse Level
New York, NY 10041

With a copy of the Notes to:

Prudential Capital Group
Gateway Center 4
100 Mulberry, 7th Floor
Newark, NJ 07102
Attention: Trade Management, Manager
Telephone: (973) 367-3141

A-

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
Time Insurance Company
Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
Two Prudential Plaza
180 North Stetson, Suite 5600
Chicago, Illinois 60601-6716
Attention: Managing Director
$2,000,000 Series B

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

M&I Marshall & Ilsley Bank
Milwaukee, WI
ABA No.: 075000051
DDA Account No.: 27006
Account Name: General Trust Fund
For further credit to Account No.: 89-0035-78-5
Account Name: Time Insurance Prudential Private Placements

Each such wire transfer shall set forth the name of the Company, a reference to “5.68% Senior Notes, Series B, due December 7, 2018, PPN 607828 C@ 7,” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

All notices of payments and written confirmations of such wire transfers:

Marshall & Ilsley Trust Company
Asset Booking Department
11270 West Park Place, Suite 400
Milwaukee, WI 53224

Attention: Linda Harris-Murphy
Telephone: (414) 815-3635
Facsimile: (414) 815-3589

A-

and

Fortis, Inc.
One Chase Manhattan Plaza
New York, NY 10005

Attention: Kevin P. Mahoney
AVP, Investment Accounting & Treasury Operations
Telephone: (212) 859-7184
Facsimile: (212) 859-7043

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 39-0658730

Securities to be delivered to:

Marshall & Ilsley Trust Company
Asset Booking Department
11270 West Park Place, Suite 400
Milwaukee, WI 53224
Attention: Linda Harris-Murphy
Telephone: (414) 815-3635
Facsimile: (414) 815-3589
Reference: Time Insurance - Prudential Private Placements: Account Number: 89-0035-78-5)

With a copy of the Notes to:

Prudential Capital Group
Gateway Center 4
100 Mulberry, 7th Floor
Newark, NJ 07102
Attention: Trade Management, Manager
Telephone: (973) 367-3141

A-

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
American Memorial Life Insurance Company
Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
Two Prudential Plaza
180 North Stetson, Suite 5600
Chicago, Illinois 60601-6716
Attention: Managing Director
$1,250,000 Series B

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

M&I Marshall & Ilsley Bank
Milwaukee, WI
ABA No.: 075000051
DDA Account No.: 27006
Account Name: General Trust Fund
For further credit to Account No.: 89-0035-77-7
Account Name: AMLIC Prudential Private Placements

Each such wire transfer shall set forth the name of the Company, a reference to “5.68% Senior Notes, Series B, due December 7, 2018, PPN 607828 C@ 7,” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

All notices of payments and written confirmations of such wire transfers:

Marshall & Ilsley Trust Company
Asset Booking Department
11270 West Park Place, Suite 400
Milwaukee, WI 53224

Attention: Linda Harris-Murphy
Telephone: (414) 815-3635
Facsimile: (414) 815-3589

and

Fortis, Inc.
One Chase Manhattan Plaza
New York, NY 10005

Attention: Kevin P. Mahoney
AVP, Investment Accounting & Treasury Operations
Telephone: (212) 859-7184
Facsimile: (212) 859-7043

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 46-0260270

Securities to be delivered to:

Marshall & Ilsley Trust Company
Asset Booking Department
11270 West Park Place, Suite 400
Milwaukee, WI 53224
Attention: Linda Harris-Murphy
Telephone: (414) 815-3635
Facsimile: (414) 815-3589
Reference: AMLIC - Prudential Private Placements: Account Number: 89-0035-77-7)

With a copy of the Notes to:

Prudential Capital Group
Gateway Center 4
100 Mulberry, 7th Floor
Newark, NJ 07102
Attention: Trade Management, Manager
Telephone: (973) 367-3141

A-

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
Prudential Retirement Insurance and Annuity Company c/o Prudential Capital Group Two Prudential Plaza 180 North Stetson, Suite 5600 Chicago, IL 60601-6716 Attention: Managing Director	$1,000,000 Series B

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, New York
ABA No.: 021000021

Account Name: PRIAC - SA - Firestone - Privates
Account No. P86343 (please do not include spaces)

Each such wire transfer shall set forth the name of the Company, a reference to “5.68% Senior Notes, Series B, due December 7, 2018, Security No. INV07211, PPN 607828 C@ 7,” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

All notices with respect to payments, and written confirmation of each such payment, to be addressed to:

Prudential Retirement Insurance and Annuity Company
c/o Prudential Investment Management, Inc.
Private Placement Trade Management
PRIAC Administration
Gateway Center Four, 7th Floor
100 Mulberry Street
Newark, New Jersey 07102
Telephone: (973) 802-8107
Facsimile: (888) 889-3832

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 06-1050034

Securities to be delivered to:

Prudential Capital Group
Two Prudential Plaza
180 North Stetson, Suite 5600
Chicago, IL 60601-6716
Attention: Armando M. Gamboa, Esq.
Telephone: (312) 540-4203

A-

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
American Bankers Insurance Company of
Florida, Inc.
Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
Two Prudential Plaza
180 North Stetson, Suite 5600
Chicago, Illinois 60601-6716
Attention: Managing Director
$1,000,000 Series B

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JP Morgan Chase Bank
ABA No.: 021000021
Account No.: 9009000200
Name: Private Placement Income
O.B.I.: G09887

Each such wire transfer shall set forth the name of the Company, a reference to “5.68% Senior Notes, Series B, due December 7, 2018, PPN 607828 C@ 7,” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

All notices of payments and written confirmations of such wire transfers:

JP Morgan Chase Bank
Investor Services
3 Chase Metrotech Center
North America Insurance, 5S5
Brooklyn, NY 11245

Attention: Anna Marie Mazza
Telephone: (718) 242-5399
Facsimile: (718) 242-8328

and

Fortis, Inc.
One Chase Manhattan Plaza
New York, NY 10005

Attention: Kevin P. Mahoney
AVP, Investment Accounting & Treasury Operations
Telephone: (212) 859-7184
Facsimile: (212) 859-7043

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 59-0593886

Securities to be delivered to:

JP Morgan Chase Bank
4 New York Plaza
Ground Floor Window
New York, NY 10004
Attention: Receive Window
Reference: Private Placement Income - Account Number: 9009000200; Custody Account Number: G09887

With a copy of the Notes to:

Prudential Capital Group
Gateway Center 4
100 Mulberry, 7th Floor
Newark, NJ 07102
Attention: Trade Management, Manager
Telephone: (973) 367-3141

A-

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
Union Security Insurance Company
Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
Two Prudential Plaza
180 North Stetson, Suite 5600
Chicago, Illinois 60601-6716
Attention: Managing Director
$1,000,000 Series B

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

M&I Marshall & Ilsley Bank
Milwaukee, WI
ABA No.: 075000051
DDA Account No.: 27006
Account Name: General Trust Fund
For further credit to Account No.: 89-0035-76-9
Account Name: Union Security Prudential Private Placements

Each such wire transfer shall set forth the name of the Company, a reference to “5.68% Senior Notes, Series B, due December 7, 2018, PPN 607828 C@ 7,” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

All notices of payments and written confirmations of such wire transfers:

Marshall & Ilsley Trust Company
Asset Booking Department
11270 West Park Place, Suite 400
Milwaukee, WI 53224

Attention: Linda Harris-Murphy
Telephone: (414) 815-3635
Facsimile: (414) 815-3589

and

Fortis, Inc.
One Chase Manhattan Plaza
New York, NY 10005

Attention: Kevin P. Mahoney
AVP, Investment Accounting & Treasury Operations
Telephone: (212) 859-7184
Facsimile: (212) 859-7043

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 81-0170040

Securities to be delivered to:

Marshall & Ilsley Trust Company
Asset Booking Department
11270 West Park Place, Suite 400
Milwaukee, WI 53224
Attention: Linda Harris-Murphy
Telephone: (414) 815-3635
Facsimile: (414) 815-3589
Reference: Union Security - Prudential Private Placements; Account Number: 89-0035-76-9)

With a copy of the Notes to:

Prudential Capital Group
Gateway Center 4
100 Mulberry, 7th Floor
Newark, NJ 07102
Attention: Trade Management, Manager
Telephone: (973) 367-3141

A-

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
American Security Insurance Company
Prudential Private Placement Investors, L.P.
c/o Prudential Capital Group
Two Prudential Plaza
180 North Stetson, Suite 5600
Chicago, Illinois 60601-6716
Attention: Managing Director
$1,000,000 Series B

Payments

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

M&I Marshall & Ilsley Bank
Milwaukee, WI
ABA No.: 075000051
DDA Account No.: 27006
Account Name: General Trust Fund
For further credit to Account No.: 89-0035-89-2
Account Name: American Security Insurance Company
Prudential - Private Placements

Each such wire transfer shall set forth the name of the Company, a reference to “5.68% Senior Notes, Series B, due December 7, 2018, PPN 607828 C@ 7,” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

Notices

All notices of payments and written confirmations of such wire transfers:

Marshall & Ilsley Trust Company
Asset Booking Department
11270 West Park Place, Suite 400
Milwaukee, WI 53224

Attention: Linda Harris-Murphy
Telephone: (414) 815-3635
Facsimile: (414) 815-3589

and

Fortis, Inc.
One Chase Manhattan Plaza
New York, NY 10005

Attention: Kevin P. Mahoney
AVP, Investment Accounting & Treasury Operations
Telephone: (212) 859-7184
Facsimile: (212) 859-7043

All other notices and communications to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 58-1529575

Securities to be delivered to:

Marshall & Ilsley Trust Company
Asset Booking Department
11270 West Park Place, Suite 400
Milwaukee, WI 53224
Attention: Linda Harris-Murphy
Telephone: (414) 815-3635
Facsimile: (414) 815-3589
Reference: American Security Insurance Company - Prudential Private Placements; Account Number: 89-0035-89-2)

With a copy of the Notes to:

Prudential Capital Group
Gateway Center 4
100 Mulberry, 7th Floor
Newark, NJ 07102
Attention: Trade Management, Manager
Telephone: (973) 367-3141

A-

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
Teachers Insurance and Annuity Association of America 730 Third Avenue New York, New York 10017	$30,000,000 Series A

Payments

All payments on or in respect of the Notes shall be made in immediately available funds on the due date by electronic funds transfer, through the Automated Clearing House System, to:

JPMorgan Chase Bank, N.A.
ABA #021-000-021
Account Number 900-9-000200
Account Name: Teachers Insurance and Annuity Association of America
For Further Credit to the Account Number: G07040
Reference: PPN# 607828 C* 9/Modine Manufacturing Company/5.68% Senior Notes, Series A, due December 7, 2017/P&I Breakdown

Notices

All notices with respect to payments and prepayments of the Notes shall be sent to:

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
Attention: Securities Accounting Division
Phone: (212) 916-4109
Fax: (212) 916-6955

With a copy to:

JPMorgan Chase Bank, N.A.
P. O. Box 35308
Newark, New Jersey 07101

Contemporaneous written confirmation of any electronic funds transfer shall be sent to the above addresses setting forth: (1) the full name, private placement number, interest rate and maturity date of the Series A Notes; (2) the allocation of the payment between principal, interest, Make-Whole Amount, other premium or any special payment; and (3) the name and address of the bank from which such electronic funds transfer was sent.

All notices and communications, including notices with respect to payments and prepayments, shall be delivered or mailed to:

Teachers Insurance and Annuity Association of America
8500 Andrew Carnegie Blvd. - 3rd Floor
Charlotte, North Carolina 28263
Attention: Ho Young Lee
Telephone: (704) 988-4349
Facsimile: (704) 988-4916

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 13-1624203

*Draftsperson: Deliver Notes to:

JPMorgan Chase Bank, N.A.
4 New York Plaza
Ground Floor Window
New York, New York 10004
For TIAA A/C #G07040

A-

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
Country Life Insurance Company 1705 N Towanda Avenue Bloomington, Illinois 61702 Attention: Investments Telephone: (309) 821-6260 Fax: (309) 821-6301	$6,000,000 Series A

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Modine Manufacturing Company, 5.68% Senior Notes, Series A, due December 7, 2017, PPN  607828 C* 9, principal, premium or interest”) to:

Northern Trust Chgo/Trust
ABA #071000152
Wire Account Number 5186041000
For Further Credit to: 26-02712
Account Name:  Country Life Insurance Company
Representing P & I on (list security) [BANK]

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment, to be addressed:

Country Life Insurance Company
Attention: Investment Accounting
1705 N Towanda Avenue
Bloomington, Illinois 61702
Telephone: (309) 821-6348
Fax: (309) 821-2800

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 37-0808781

*Draftsperson: Notes should be sent to:

The Northern Trust Company of New York
Harborside Financial Center 10, Suite 1401
3 Second Street
Attn: 26-02712/Country Life Insurance Company
Jersey City, NJ 07311
Include Acct # and Name in cover letter as well.

A-

Name and Address of Purchaser	Principal Amount and Series of Notes to Be Purchased
Standard Insurance Company 1100 SW Sixth Avenue Portland, OR 97204 Attention: Kim Ceserani Tel: (971) 321-8434 Fax: (971) 321-5890	$3,000,000 Series A

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as “Modine Manufacturing Company, 5.68% Senior Notes, Series A, due December 7, 2017, PPN 607828 C* 9, principal, premium or interest”) to:

Bank of New York
ABA Number: 021000018
BBK = IOC 363
Account Name:  Standard Insurance Company
Account Number: 343087
Representing P & I on (list PPN & description of payment)

Notices:

All notices of payments on or in respect of the Notes and written confirmation of each such payments to:

Bank of New York (BNY) Western Trust Company
Attention: Client Services - Joe Trendowski
IIS--Syracuse Client Services, 2nd Floor
111 Sanders Creek Parkway
East Syracuse, NY 13057
Tel: (315) 414-3031
Fax: (315) 414-5017

Duplicate payment notices, compliance information, financials and all other correspondence to:

Standard Insurance Company
1100 SW Sixth Avenue
Portland, OR 97204
Attention: Kim Ceserani
Fax: (971) 321-5890

Name of Nominee in which Notes are to be issued: HARE & Co.

Taxpayer I.D. Number: 93-0242990

*Draftsperson: Notes should be delivered to:

The Bank of New York
One Wall Street - 3rd Floor, Window A
New York, New York 10286
Account Name: Standard Insurance Company
Account Number: 343087
Instructions: Modine Manufacturing Company and Cusip Number. Questions, please contact Joe Trendowski (315) 414-3031

Asking that the Bank confirm receipt of the securities to Lori Burgess at Standard Insurance Company, 1100 SW Sixth Ave., Portland, Oregon 97204; (971) 321-7982; Fax (971) 321-5890.

Copies of C&C transmittal letter to the Bank, together with a copy of the original securities should be sent to Lori Burgess at Standard Insurance Company, 1100 SW Sixth Ave., Portland, Oregon 97204; (971) 321-7982; Fax (97) 321-5890.

Schedule A
(to Note Purchase Agreement)

Defined Terms

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Aftermarket Disposition” means the spin off by the Company of its aftermarket business, which occurred on July 22, 2005, all as more fully described in the Company’s Form 8-K filed with the SEC on July 28, 2005.

“Airedale Entity” and“Airedale Entities” are defined in Section 5.20.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois or New York, New York are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Change in Control” is defined in Section 8.7.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means Modine Manufacturing Company, a Wisconsin corporation or any successor that becomes such in the manner prescribed in Section 10.6.

“Confidential Information” is defined in Section 20.

“Consolidated EBIT” means, for the Company and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Earnings for such period plus (b) to the extent deducted in determining Consolidated Net Earnings for such period, (i) Consolidated Interest Expense, (ii) federal, state, local and foreign income tax expense and franchise tax expense paid or accrued during such period, determined on a consolidated basis in accordance with GAAP, (iii)  non-cash stock option expense for such period, determined on a consolidated basis in accordance with GAAP and (iv) non-cash expense incurred directly as a result of mandatory changes to significant accounting policies which are mandated by the Financial Accounting Standards Board, determined on a consolidated basis in accordance with GAAP, in each case for such period; provided, however, that the Consolidated Net Earnings, Consolidated Interest Expense, income tax expense, franchise tax expense, non-cash stock option expense, and non-cash expense incurred directly as a result of mandatory changes to significant accounting policies of any Person acquired during such period that accrue prior to the date such Person becomes a Subsidiary or is merged into or consolidated with or otherwise acquired by the Company or any Subsidiary, shall be included in Consolidated EBIT, on a pro forma basis as if such acquisition had been consummated on the first day of such period.

“Consolidated EBITDA” means, for the Company and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated EBIT for such period plus (b) to the extent deducted in determining Consolidated Net Earnings for such period, depreciation and amortization determined on a consolidated basis in accordance with GAAP, provided, however, that the Consolidated Net Earnings, Consolidated Interest Expense, income tax expense, franchise tax expense, non-cash stock option expense, non-cash expense incurred directly as a result of mandatory changes to significant accounting policies, depreciation, and amortization of any Person acquired during such period that accrue prior to the date such Person becomes a Subsidiary or is merged into or consolidated with or otherwise acquired by the Company or any Subsidiary, shall be included in Consolidated EBITDA, on a pro forma basis as if such acquisition had been consummated on the first day of such period.

“Consolidated Interest Expense” means, for the Company and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (a) total interest expense, including without limitation the interest component of any payments in respect of Capital Leases capitalized or expensed during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Swap Contracts during such period (whether or not actually paid or received during such period).

“Consolidated Net Earnings” means, for the Company and its Subsidiaries for any period, the net earnings (or loss) of the Company and its Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, excluding (to the extent deducted in determining Consolidated Net Earnings): (i) extraordinary gains and losses; and (ii) any equity interest of the Company on the unremitted earnings of any Person that is not a Subsidiary.

“Consolidated Net Worth” means, as of the date of any determination thereof, the consolidated stockholders’ equity of the Company and its Subsidiaries as determined in accordance with GAAP, excluding any increase or decrease to consolidated stockholders’ equity directly associated with a mandatory change to significant accounting policies.

“Consolidated Total Assets” means as of the date of any determination thereof, total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” means, at any time, all Debt of the Company and its Subsidiaries that would be reflected on a consolidated balance sheet of the Company prepared in accordance with GAAP at such time, including Receivables Transaction Attributed Indebtedness of any Subsidiary or other Person to whom interests in accounts, notes receivable and rights related thereto have been sold, conveyed or otherwise transferred by the Company or any Subsidiary in connection with a Qualified Receivables Transaction, whether or not such Subsidiary or other Person is consolidated with the Company under GAAP.

“Credit Agreement” means that certain Amended and Restated Credit Agreement dated as of October 27, 2004, among the Company, Bank One, NA, as Agent, and the other Lenders party thereto, as amended, modified, supplemented, restated, refinanced or replaced from time to time.

“Debt” with respect to any Person means, at any time, without duplication,

(a)its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)(i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d)all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f)the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g)Receivables Transaction Attributed Indebtedness of such Person; and

(h)any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (g) hereof.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means that rate of interest that is the greater of (i) 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Domestic Subsidiary” means each Subsidiary of the Company that is organized under the laws of the United States of America or any state, territory or possession thereof.

“Electronic Delivery” is defined in Section 7.1(a).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under Section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Foreign Subsidiary” means each Subsidiary that is not a Domestic Subsidiary.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)the government of

(i)the United States of America or any State or other political subdivision thereof, or

(ii)any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)to purchase such indebtedness or obligation or any property constituting security therefor;

(b)to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Material” means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated in any Environmental law that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intercreditor Agreement” is defined in Section 2.2(b).

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement, the Notes or the Subsidiary Guaranty.

“Memorandum” is defined in Section 5.3.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Notes” is defined in Section 1.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“Proposed Prepayment Date” is defined in Section 8.7.

“Purchaser” is defined in the first paragraph of this Agreement.

“QPAM Exemption” means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any Subsidiary pursuant to which the Company or any Subsidiary may sell, convey or otherwise transfer to a newly-formed Subsidiary or other special-purpose entity, or any other Person, any accounts or notes receivable and rights related thereto on a limited recourse basis (a “Receivables Transaction”), provided that (a) in the opinion of a Responsible Officer of the Company, such sale, conveyance or transfer is for fair value and in the best interests of the Company and its Subsidiaries, (b) such sale, conveyance or transfer qualifies as a sale under GAAP and (c) the Receivables Transaction Attributed Indebtedness incurred in such transactions or series of transactions and outstanding at any time thereafter does not at any time exceed 15% of Consolidated Total Asset at the time of any determination.

“Receivables Transaction Attributed Indebtedness” means the aggregate amount of obligations outstanding under the legal documentation entered into as part of any Receivables Transaction on any date of determination that would be characterized as principal if such Receivables Transaction were structured as a secured lending transaction rather than as a purchase.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Sale and Leaseback Transaction” means any arrangement whereby the Company or any Subsidiary shall sell, transfer or otherwise dispose of any property owned by the Company or any Subsidiary to any Person other than the Company or a Subsidiary and thereupon the Company or any Subsidiary shall lease or intend to lease, as lessee, the same property or any part thereof.

“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or Security” shall have the same meaning as in Section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Debt” means all Debt of the Company which is not expressed to be subordinate or junior in rank to any other Debt of the Company.

“Senior Financial Officer” means the chief financial officer, treasurer or controller of the Company.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Shelf Note Purchase Agreement” means the Note Purchase and Private Shelf Agreement dated as of September 29, 2000 between the Company and the purchasers named therein, as amended to date, and as it may be further amended, modified, supplemented, restated, refinanced or replaced from time to time.

“Shelf Notes” means the senior promissory notes of the Company issued from time to time pursuant to the Shelf Note Purchase Agreement, severally, as such notes may be amended, modified, supplemented, restated, refinanced or replaced from time to time.

“Significant Subsidiary” means at any time any Subsidiary that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X of the Securities and Exchange Commission as in effect on the date of Closing) of the Company.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Subsidiary Guarantor” is defined in Section 2.2(a) and shall include any Subsidiary which is required to become a Subsidiary Guarantor pursuant to the requirements of Section 9.8.

“Subsidiary Guaranty” is defined in Section 2.2(a) and shall include any Subsidiary Guaranty delivered pursuant to Section 9.8.

“Subsidiary Stock” means, with respect to any Person, the stock or other equity interests (or any options or warrants to purchase stock or other equity interests or other Securities exchangeable for or convertible into stock or other equity interests) of any subsidiary of such Person.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, but without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, provided, however, that any transactions that would otherwise be included under clauses (a) or (b) above shall not be so included if entered into in the ordinary course of business of the Company or a Subsidiary and not for speculative purposes.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“2005 Note Purchase Agreement” means the Note Purchase Agreement dated as of September 29, 2005 between the Company and the purchasers named therein, as amended to date, and as it may be further amended, modified, supplemented, restated, refinanced or replaced from time to time.

“USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Wholly-owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-owned Subsidiaries at such time.

Schedule B
(to Note Purchase Agreement)

[Form of Series A Note]

This Series A Note has not been registered under the Securities Act of 1933, as amended, and, unless so registered, may not be transferred, sold or otherwise disposed of except pursuant to an exemption from registration under said Act or if said Act does not apply.

Modine Manufacturing Company

5.68% Senior Note, Series A, due December 7, 2017

No. RA-[_________] [Date]
$[____________] PPN 607828 C* 9

For Value Received, the undersigned, Modine Manufacturing Company (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars (or so much thereof as shall not have been prepaid) on December 7, 2017, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof at the rate of (a) 5.68% per annum from the date hereof, payable semiannually, on the 7th day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.68% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Racine, Wisconsin, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Series A Note is one of a series of Senior Notes (herein called the “Series A Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 7, 2006 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Series A Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.3 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Series A Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Series A Note is a registered Series A Note and, as provided in the Note Purchase Agreement, upon surrender of this Series A Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Series A Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Series A Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Series A Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Series A Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Series A Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require application of the laws of a jurisdiction other than such State.

Modine Manufacturing Company

By /s/Bradley C. Richardson
Name: Bradley C. Richardson
Title:Executive Vice President, Finance and Chief Financial Officer

Exhibit 1-A
(to Note Purchase Agreement)

[Form of Series B Note]

This Series B Note has not been registered under the Securities Act of 1933, as amended, and, unless so registered, may not be transferred, sold or otherwise disposed of except pursuant to an exemption from registration under said Act or if said Act does not apply.

Modine Manufacturing Company

5.68% Senior Note, Series B, due December 7, 2018

No. RB-[_________] [Date]
$[____________] PPN 607828 C@ 7

For Value Received, the undersigned, Modine Manufacturing Company (herein called the “Company”), a corporation organized and existing under the laws of the State of Wisconsin, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars (or so much thereof as shall not have been prepaid) on December 7, 2018, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance hereof at the rate of (a) 5.68% per annum from the date hereof, payable semiannually, on the 7th day of June and December in each year, commencing with the June or December next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 7.68% or (ii) 2.0% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Racine, Wisconsin, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Series B Note is one of a series of Senior Notes (herein called the “Series B Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 7, 2006 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Series B Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.3 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Series B Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Series B Note is a registered Series B Note and, as provided in the Note Purchase Agreement, upon surrender of this Series B Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Series B Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Series B Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Series B Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Series B Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Series B Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require application of the laws of a jurisdiction other than such State.

Modine Manufacturing Company

By /s/Bradley C. Richardson
Name: Bradley C. Richardson
Title:Executive Vice President, Finance and Chief Financial Officer